CALENERGY COMPANY, INC.

         Offer to Exchange its Registered 9 1/2% Senior Notes due 2006
        for any and all of its outstanding 9 1/2% Senior Notes due 2006 that were issued and sold in a transaction exempt from registration under the Securitites Act of 1933, as amended.


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     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
    ________, 1996, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE
     WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON ______ __, 1996.
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                                                               ______ __, 1996

To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

      Enclosed for your consideration is a Prospectus dated ______ __, 1996 (as the same may be amended or supplemented from time to time, the "Prospectus") and related Letter of Transmittal (the "Letter of Transmittal") in connection with the offer (the "Exchange Offer") by CalEnergy Company, Inc. (the "Company") to exchange its 9 1/2% Senior Notes due 2006 ("Exchange Notes") for an equal principal amount of its outstanding 9 1/2% Senior Notes due 2006 that were issued and sold in a transaction exempt from registration under the Securitites Act of 1933, as amended ("Old Notes"), of which $225,000,000 aggregate principal amount is outstanding. The Exchange Notes are being offered for exchange in order to satisfy certain obligations of the Company under the Exchange and Registration Rights Agreement, dated September 20, 1996, between the Company and the other signatory thereto.

      We are asking you to contact your clients for whom you hold Old Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Old Notes registered in their own name. The Company will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. You will, however, be reimbursed (upon request) by the Company for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay all transfer taxes, if any, applicable to the tender of Old Notes to it or its order, except as otherwise provided in the Prospectus and the Letter of Transmittal.

      Enclosed herewith for your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own name, are copies of the following documents:

      1.    The Prospectus dated ______ __, 1996;

      2. The Letter of Transmittal for your use in connection with the tender of the Old Notes and for the information of your clients. Facsimile copies of the Letter of Transmittal may be used to tender Old Notes;

      3. A form of letter that may be sent to your clients for whose accounts you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange Offer;





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      4.    A Notice of Guaranteed Delivery to be used to accept the Exchange
            Offer if certificates for Old Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent (as defined below) prior to the Expiration Date (as defined below) or if the procedures for book-entry transfer cannot be completed on a timely basis; and

      5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

      YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ______ __, 1996, UNLESS EXTENDED BY THE COMPANY (THE "EXPIRATION DATE"). ANY OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN, SUBJECT TO THE PROCEDURES DESCRIBED IN THE PROSPECTUS, AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

      To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to IBJ Schroder Bank & Trust Company (the "Exchange Agent"), and certificates representing the Old Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

      If holders of Old Notes wish to tender, but it is impracticable for them to forward their certificates for Old Notes prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in "The Exchange Offer-Procedures for Tendering" section of the Prospectus.

      Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the Exchange Agent at its address and telephone number set forth on the back cover of the Prospectus.

                              Very truly yours,

                              CalEnergy Company, Inc.


      NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.